Exhibit 99.2

CARTER VALIDUS MISSION CRITICAL REIT, INC. ANNOUNCES NET ASSET VALUE OF $5.33 PER SHARE OF COMMON STOCK

Tampa, FL, October 1, 2018 - The board of directors (the “Board”) of Carter Validus Mission Critical REIT, Inc. (“CVMC REIT”), a publicly registered non-traded real estate investment trust (“REIT”) focused on management of quality income-producing commercial real estate, with an emphasis on the healthcare sector, today announced an updated estimated per share net asset value (“NAV”) of $5.33 of CVMC REIT's common stock as of June 30, 2018.
CVMC REIT engaged Robert A. Stanger & Co., Inc. (“Stanger”), an independent third-party valuation firm, to calculate an estimated NAV and an appraised value on 42 of the 62 properties in CVMC REIT's real estate portfolio as of June 30, 2018. In calculating the estimated NAV, Stanger also relied upon the appraisal reports prepared by third parties other than Stanger on 18 properties with valuation dates ranging from February 16, 2018 to February 22, 2018 and the then-pending disposition price for two properties pursuant to purchase and sale agreements, net of estimated transaction costs, which CVMC REIT provided to Stanger. The Board directed its audit committee (the “Committee”), comprised solely of independent directors, to review Stanger’s valuation analysis and estimates and recommend an estimated per share NAV of CVMC REIT's common stock to the Board. Based on the Committee’s recommendation, the Board adopted an estimated per share NAV of $5.33 of CVMC REIT's common stock. The determination of the updated estimated per share NAV of CVMC REIT's common stock was solely the decision of the Board.

The various factors considered by the Board in determining the estimated per share NAV of CVMC REIT’s shares of common stock were based on a number of assumptions and estimates that may not be accurate or complete. Further, the value of CVMC REIT’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. The Board intends to determine an updated estimated per share NAV of each of CVMC REIT’s common stock on at least an annual basis.

The table below sets forth the calculation of the decline in the Estimated Per Share NAV from September 30, 2017 at $9.26 to June 30, 2018 at $5.33:

	$	%
Estimated Per Share NAV, September 30, 2017	$9.26
Change in Portfolio Real Estate Value (1)	(0.47)	(11.9)%
Other Offsets (2)	(0.46)	(11.7)%
Special Distribution (3)	(3.00)	(76.4)%
Total Decline	(3.93)	(100)%
Estimated Per Share NAV, June 30, 2018	$5.33

(1)
While the change in Portfolio Real Estate Value above represents the change in the aggregate value of 62 properties owned by CVMC REIT as of June 30, 2018, the largest declines in individual property values were attributable to Walnut Hill Medical Center and Bay Area Regional Medical Center.

(2)	Other Offsets include distributions in excess of earnings.

(3)	Represents a special distribution paid by us on March 16, 2018, in connection with the sale of certain real estate properties between December 2017 and January 2018.
CVMC REIT actively reviews its portfolio through regular internal and external monitoring procedures and believes it engages the appropriate parties to ensure the best possible outcomes. To the extent that challenges or unforeseen events with specific assets arise, CVMC REIT believes it proactively addresses any issues with remedial actions such as negotiating lease modifications, seeking prospective re-tenanting opportunities, or making physical property enhancements. Due to the general risks associated with owning real estate, challenges may occur, however, and CVMC REIT seeks to deal with them using what it believes to be the best possible internal and external resources to preserve and maximize stockholder value.

As of June 30, 2018, “early” investors, those who acquired shares of CVMC REIT on April 28, 2011 and received all cash distributions, including the $3.00 special distribution, have received cumulative cash distributions of approximately $7.90 per share. The sum of these cumulative distributions and the Estimated Per Share NAV of $5.33 amounts to $13.23. “Later” investors, those who acquired shares of CVMC REIT on June 6, 2014, and received all cash distributions, including the $3.00 special distribution, have received cumulative cash distributions of approximately $5.72 per share, and the sum of these cumulative distributions and the estimated value per share of $5.33 amounts to $11.05.

Michael Seton, Chief Executive Officer and President commented, “We continue to proactively manage the Company’s portfolio and are making progress to best position the Company.We recently announced that we executed a non-binding letter of intent with an affiliate of the University of Texas System to lease the Bay Area Regional Medical Center in Webster, Texas, one of our largest investments, demonstrating our active management of the Company’s portfolio.”

About Carter Validus Mission Critical REIT, Inc.

Carter Validus Mission Critical REIT, Inc. currently qualifies as a real estate investment trust and invests in mission critical real estate assets located throughout the United States. Mission critical real estate assets are purpose-built facilities designed to support the most essential operations of tenants. As of June 30, 2018, the Company owned 31 real estate investments, consisting of 62 properties located in 33 metropolitan statistical areas across the United States. As of June 30, 2018, the Company's data center portfolio consisted of one property and its healthcare portfolio consisted of 61 properties with a diversified focus, including medical office buildings, specialty surgical centers, and hospital properties. See www.cvmissioncriticalreit.com for more information.

Forward-Looking Statements
Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the estimated per share NAV of the Company’s common stock. Stanger relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Stanger’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018, filed with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated per share NAV.

Media Contact:
Cynthia Etheredge
Marketing Director

cetheredge@cvreit.com
813-316-4323